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                                                                       Exhibit 6

                           IRREVOCABLE TRUST AGREEMENT
                               FOR THE BENEFIT OF
                                 RONALD V. JOYCE

                  This trust agreement (sometimes hereinafter called this "AGREEMENT") made at Columbus, Ohio, as of December 29, 1995, between Dana Klein (sometimes hereinafter called the "SETTLOR") and The Huntington Trust Company, N.A. (sometimes hereinafter called the "TRUSTEE");

                              W I T N E S S E T H:

                  WHEREAS, the SETTLOR desires to create an inter vivos trust upon the terms and conditions hereinafter set forth in this AGREEMENT; and

                  WHEREAS, the TRUSTEE desires to administer said trust in accordance with the terms and provisions hereinafter set forth in this AGREEMENT; and

                  WHEREAS, it is anticipated that Ronald V. Joyce will pay, or cause to be paid, all costs (including reasonable compensation to the TRUSTEE) incurred in connection with the administration of the TRUST ESTATE; and

                  WHEREAS, it is anticipated that the TRUSTEE will enter into a subscription agreement for 16,450,000 (subject to adjustment as provided in the SUBSCRIPTION AGREEMENT) common shares, without par value, of Wendy's International, Inc., an Ohio corporation, with payment for said shares to be made in the form of Non-Voting Exchangeable Shares of 1149658 Ontario Inc., an Ontario corporation and a subsidiary of Wendy's International, Inc., or shares of a successor corporation having terms substantially equivalent to those of the Non-Voting Exchangeable Shares of 1149658 Ontario Inc. ("Exchangeable Shares"); and

                  WHEREAS, it is anticipated that the TRUSTEE will enter into a guaranty agreement with Ronald V. Joyce whereby Ronald V. Joyce (or, in the event of his incompetence, his legally appointed guardian or other personal representative) will be obligated to deliver to the TRUSTEE any Exchangeable Shares which the TRUSTEE is obligated to deliver to Wendy's International, Inc. pursuant to the provisions of the SUBSCRIPTION AGREEMENT; and

                  WHEREAS, it is anticipated that Wendy's International, Inc., 1149658 Ontario Inc., and Ronald V. Joyce will enter into a share exchange agreement providing, among other provisions, for the immediate and direct exchange of Ronald V. Joyce's Exchangeable Shares for common shares, without par value, of

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Wendy's International, Inc. under certain specified circumstances; and

                  WHEREAS, it is anticipated that the TRUSTEE will join as a party to an escrow agreement among The Trust Company of Bank of Montreal, Wendy's International, Inc., 1149658 Ontario Inc., and Ronald V. Joyce involving the escrow of certain of Ronald V. Joyce's Exchangeable Shares for the limited purposes specified in the ESCROW AGREEMENT;

                  NOW, THEREFORE, the SETTLOR and the TRUSTEE hereby make the following agreement, intending to be bound thereby:

                                   ARTICLE ONE

                           Definition of Certain Terms

                  1.1. The terms defined in this Article One shall have the meanings indicated herein when used in this AGREEMENT.

                  1.2. The term "BENEFICIARY" means Ronald V. Joyce together with all other persons (a) to whom Ronald V. Joyce may assign part of his beneficial interest under this AGREEMENT in compliance with any agreements by which Ronald V. Joyce may be legally bound from time to time, and (b) who are legally bound and able to comply with, or cause to be complied with, all of the obligations of Ronald V. Joyce under the GUARANTY AGREEMENT with respect to the assigned beneficial interest.

                  1.3. The term "ESCROW AGREEMENT" means the escrow agreement, dated as of the date of this AGREEMENT, among The Trust Company of Bank of Montreal, Wendy's, Newco, and Ronald V. Joyce involving the escrow of certain of Ronald V. Joyce's Exchangeable Shares, which escrow agreement the TRUSTEE will be joining as a party for the limited purposes specified in the ESCROW AGREEMENT.

                  1.4. The term "Exchangeable Shares" means Non-Voting Exchangeable Shares of 1149658 Ontario Inc. or shares of a successor corporation having terms substantially equivalent to those of the Non-Voting Exchangeable Shares of 1149658 Ontario Inc.

                  1.5. The term "GUARANTY AGREEMENT" means the guaranty agreement, dated as of the date of this AGREEMENT, by and between Ronald V. Joyce and the TRUSTEE requiring, among other provisions, Ronald V. Joyce to deliver his Exchangeable Shares to the TRUSTEE in order to permit the TRUSTEE to comply with the provisions of the SUBSCRIPTION AGREEMENT.

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                  1.6. The term "Newco" means 1149658 Ontario Inc., an Ontario corporation and a subsidiary of Wendy's, or any successor corporation having a class of shares with terms identical to those of the Non-Voting Exchangeable Shares of 1149658 Ontario Inc.

                  1.7. The term "SHARE EXCHANGE AGREEMENT" means the share exchange agreement, dated as of the date of this AGREEMENT, by and among Wendy's, Newco, and Ronald V. Joyce providing, among other provisions, for the immediate and direct exchange of Ronald V. Joyce's Exchangeable Shares for Wendy's Shares under certain specified circumstances.

                  1.8. The term "SUBSCRIBED SHARES" means any Wendy's Shares subscribed for by the TRUSTEE under the SUBSCRIPTION AGREEMENT.

                  1.9. The term "SUBSCRIPTION AGREEMENT" means the subscription agreement, dated as of the date of this AGREEMENT, whereby the TRUSTEE will subscribe to purchase 16,450,000 (subject to adjustment as provided in the SUBSCRIPTION AGREEMENT) Wendy's Shares with payment therefor to be made in the form of Exchangeable Shares.

                  1.10. The term "TRUST ESTATE" means all property (together with any income therefrom) held by the TRUSTEE (whether acquired from the SETTLOR or otherwise) subject to the provisions of this AGREEMENT and not previously distributed as provided in this AGREEMENT.

                  1.11. The term "TRUSTEE" means the person holding the TRUST ESTATE in trust subject to the provisions of this AGREEMENT.

                  1.12. The term "Wendy's" means Wendy's International, Inc., an Ohio corporation, or its successors or assigns.

                  1.13. The term "Wendy's Shares" means the common shares, without par value, of Wendy's.

                                   ARTICLE TWO

                                 Irrevocability

                  2.1. This AGREEMENT shall be irrevocable, and the SETTLOR hereby expressly acknowledges that the SETTLOR shall have no right or power in any capacity whatsoever to alter, amend,

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revoke or terminate this AGREEMENT, or any of the terms of this AGREEMENT, in whole or in part, or to designate the persons who shall possess or enjoy the TRUST ESTATE or the income therefrom. By this AGREEMENT, the SETTLOR intends to, and does hereby, (a) relinquish absolutely and forever all possession and enjoyment of, and the right to the income from, the TRUST ESTATE whether directly, indirectly or constructively, (b) relinquish absolutely and forever every other interest of any nature, present or future, in the TRUST ESTATE, (c) relinquish absolutely and forever all right to designate the persons who shall possess or enjoy the TRUST ESTATE or the income therefrom, and (d) exclude the income and principal of the TRUST ESTATE from the SETTLOR'S income and from the SETTLOR'S estate.

                                  ARTICLE THREE

                   General Administration of the TRUST ESTATE

                  3.1. The TRUSTEE shall pay to or for the benefit of the BENEFICIARY all or such part of the TRUST ESTATE, whether out of income or principal, as the TRUSTEE, in the sole discretion of the TRUSTEE, shall determine to be in the best interests of the BENEFICIARY; provided, however, that any Wendy's Shares obtained by the TRUSTEE pursuant to the SUBSCRIPTION AGREEMENT shall be distributed to the BENEFICIARY upon the demand of the BENEFICIARY subject to the provisions of (a) this AGREEMENT, (b) the SUBSCRIPTION AGREEMENT, (c) the SHARE EXCHANGE AGREEMENT, (d) the GUARANTY AGREEMENT, and (e) the ESCROW AGREEMENT.

                  3.2. In the event that the BENEFICIARY is adjudicated legally incompetent by a court having jurisdiction in the premises, this trust shall continue, and the legally appointed guardian (or other personal representative) of the BENEFICIARY shall be entitled to exercise all of the BENEFICIARY'S rights and powers under this AGREEMENT.

                  3.3. In the event that the SUBSCRIPTION AGREEMENT terminates (whether pursuant to the provisions of the SUBSCRIPTION AGREEMENT or in any other manner), this trust shall terminate, and the TRUSTEE shall distribute the TRUST ESTATE to the BENEFICIARY or, if the BENEFICIARY is then deceased, to the BENEFICIARY'S estate.

                  3.4. Notwithstanding the provisions of paragraph 3.3 of this AGREEMENT, in the event that Wendy's ceases to be an Ohio corporation and is reincorporated in another jurisdiction, and in the further event that (as a result of such change) the validity, enforceability, or efficacy of the SUBSCRIPTION AGREEMENT or the GUARANTY AGREEMENT is, in the opinion of the


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TRUSTEE, adversely affected to a material extent, the TRUSTEE shall seek to, and, with the prior written consent of the BENEFICIARY, is authorized to (a) amend or modify, or cause or consent to, the amendment or modification of, the SUBSCRIPTION AGREEMENT, the GUARANTY AGREEMENT, and the ESCROW AGREEMENT, and
(b) enter into such additional agreements and execute, or cause the execution of, such additional documents, as may be required to provide the parties to the SHARE EXCHANGE AGREEMENT with substantially the same rights and obligations and economic benefits under the laws of such jurisdiction of reincorporation.

                  3.5. In the event that Ronald V. Joyce is permitted to, and assigns part of his beneficial interest under this AGREEMENT, then each person constituting a part of the BENEFICIARY shall, to the extent of such person's share of the total beneficial interest under this AGREEMENT, have all of the benefits, rights, powers and authority of the BENEFICIARY under this AGREEMENT with respect to such person's proportionate share of the TRUST ESTATE, including, without limitation, the SUBSCRIBED SHARES.

                                  ARTICLE FOUR

                             Special Administration

                        With Respect to SUBSCRIBED SHARES

                  4.1. Voting Rights as to SUBSCRIBED SHARES. Subject to the provisions of this AGREEMENT, the TRUSTEE, as the holder of record of the SUBSCRIBED SHARES, shall be entitled to all of the Voting Rights (as hereinafter defined), including the right to consent to or to vote in person or by proxy the SUBSCRIBED SHARES on any matter, question or proposition whatsoever that may properly come before the shareholders of Wendy's at a Wendy's Meeting or in connection with a Wendy's Consent (in each case, as hereinafter defined). The Voting Rights shall be and remain vested in and exercised by the TRUSTEE. The TRUSTEE shall exercise the Voting Rights only: (a) on the basis of written instructions received pursuant to this Article Four from the BENEFICIARY at the time at which the Wendy's Consent is effective or the Wendy's Meeting is held or
(b) to the extent that no instructions are received from the BENEFICIARY with respect to the Voting Rights to which the BENEFICIARY is entitled, the TRUSTEE shall not exercise or permit the exercise of such Voting Rights.

                  4.2. Entitlement to Instruct TRUSTEE. The BENEFICIARY shall be entitled to instruct the TRUSTEE in writing at or prior to, or in respect of, as the case may be:

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                  (a)      any annual or special meeting of shareholders of
                           Wendy's, or of any class or series of shareholders of Wendy's, at which the holder of the SUBSCRIBED SHARES shall be entitled to vote (a "Wendy's Meeting"), and

                  (b) any action taken without a meeting by written consent of shareholders of Wendy's, or of any class or series of shareholders of Wendy's, with respect to which the holder of the SUBSCRIBED SHARES shall be entitled to act (a "Wendy's Consent"), as to the exercise of votes attached to the SUBSCRIBED SHARES (the "Voting Rights").

                  4.3. Mailings to Shareholders. With respect to each Wendy's Meeting and Wendy's Consent, the TRUSTEE shall mail or cause to be mailed or send by commercial express delivery service (or otherwise communicate in the same manner as Wendy's utilizes in communications to holders of Wendy's Shares) to the BENEFICIARY within three business days after the TRUSTEE receives any mailing or notice (or other communication) with respect thereto from Wendy's:

                  (a) a copy of such notice, together with any related materials to be provided to shareholders of Wendy's;

                  (b) a statement that the BENEFICIARY is entitled to instruct the TRUSTEE as to the exercise of the Voting Rights to which the BENEFICIARY is entitled with respect to such Wendy's Meeting or Wendy's Consent, as the case may be, or, pursuant to Section 4.5, to attend such Wendy's Meeting and to exercise personally such Voting Rights thereat;

                  (c) a statement as to the manner in which such instructions may be given to the TRUSTEE (and the method for revoking the same), including an express indication that instructions may be given to the TRUSTEE to give:

                           (i)      a proxy to the BENEFICIARY or the
                                    BENEFICIARY'S designee to exercise
                                    personally the Voting Rights to which the BENEFICIARY is entitled; or

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                           (ii)     a proxy to a designated agent or other
                                    representative of the management of Wendy's to exercise such Voting Rights;

                  (d) a statement that if no such instructions are received from the BENEFICIARY, the Voting Rights to which the BENEFICIARY is entitled will not be exercised;

                  (e) a form of direction whereby the BENEFICIARY may so direct and instruct the TRUSTEE as contemplated herein; and

                  (f) a statement of the time and date by which such instructions must be received by the TRUSTEE in order to be binding upon it, which in the case of a Wendy's Meeting shall not be earlier than the close of business on the second business day prior to such meeting, and of the method for revoking or amending such instructions.

                  4.4. Copies of Shareholder Information. The TRUSTEE shall promptly mail or otherwise send to the BENEFICIARY copies of all proxy materials, information statements, reports (including all interim and annual financial statements) and other written communications that are distributed from time to time to holders of Wendy's Shares (and all materials specifically directed to the BENEFICIARY or to the TRUSTEE for the benefit of the BENEFICIARY by Wendy's) and that are received by the TRUSTEE from Wendy's. The TRUSTEE shall also make available for inspection by the BENEFICIARY at the TRUSTEE'S principal corporate trust office in the city of Columbus, Ohio, all proxy materials, information statements, reports and other written communications that are:

                  (a) received by the TRUSTEE as the registered holder of the SUBSCRIBED SHARES and made available by Wendy's to the holders of Wendy's Shares; or

                  (b) specifically directed to the BENEFICIARY or to the TRUSTEE for the benefit of the BENEFICIARY by Wendy's.

                  4.5. Entitlement to Direct Votes. The BENEFICIARY, in connection with any Wendy's Meeting or any Wendy's Consent, shall be entitled:

                  (a)      to instruct the TRUSTEE in the manner described in
                           Section 4.2 with respect to the exercise of the


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                           Voting Rights to which the BENEFICIARY is entitled;

                  (b)      to obtain from the TRUSTEE:

                           (i)      a proxy to the BENEFICIARY or the
                                    BENEFICIARY'S designee to exercise
                                    personally the Voting Rights to which the BENEFICIARY is entitled, or

                           (ii) a proxy to a designated agent or other representative of the management of Wendy's to exercise such Voting Rights; or

                  (c) to attend such meeting and personally to exercise thereat (or to exercise with respect to any written consent), as the proxy of the TRUSTEE, the Voting Rights to which the BENEFICIARY is entitled.

                  4.6. Voting by TRUSTEE. In connection with each Wendy's Meeting and Wendy's Consent, the TRUSTEE shall exercise, either in person or by proxy, in accordance with the instructions received from the BENEFICIARY pursuant to Section 4.2, the Voting Rights as to which the BENEFICIARY is entitled to direct the vote.

                  4.7. Attendance of TRUSTEE Representative at Meeting. The TRUSTEE shall cause a representative (who is empowered by the TRUSTEE to sign and deliver, on behalf of the TRUSTEE, proxies for Voting Rights) to attend each Wendy's Meeting. At the BENEFICIARY'S request, such representative shall sign and deliver to the BENEFICIARY (or the BENEFICIARY'S designee) a proxy to exercise personally the Voting Rights as to which the BENEFICIARY is otherwise entitled hereunder to direct the vote, if the BENEFICIARY either (a) has not previously given the TRUSTEE instructions pursuant to Section 4.2 in respect of such Wendy's Meeting, or (b) submits to such representative written revocation of any such previous instructions. Pursuant to such proxy, the BENEFICIARY exercising personally such Voting Rights shall have the same rights as the TRUSTEE to speak at the Wendy's Meeting in respect of any matter, question or proposition, to vote by way of ballot at the Wendy's Meeting in respect of any manner, question or proposition, and to vote at the Wendy's Meeting by way of a show of hands in respect of any matter, question or proposition.

                  4.8. Manner of Distribution of Written Materials. Any written materials distributed by the TRUSTEE pursuant to this AGREEMENT shall be delivered in person or sent by mail or commercial express delivery service (or otherwise communicated in

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the same manner as Wendy's utilizes in communications to holders of Wendy's
Shares) to the BENEFICIARY.

                  4.9. Acquisition of SUBSCRIBED SHARES. In accordance with the provisions of the SUBSCRIPTION AGREEMENT and the GUARANTY AGREEMENT, the TRUSTEE shall make payment for the SUBSCRIBED SHARES if (i) the BENEFICIARY shall so direct and (ii) the BENEFICIARY shall provide, or cause to be provided, to the TRUSTEE the number of Exchangeable Shares needed by the TRUSTEE to make payment in full for such of the SUBSCRIBED SHARES as are to be paid for; and the TRUSTEE shall distribute such Wendy's Shares pursuant to the provisions of paragraph 3.1 of this AGREEMENT.

                  4.10. Exercise of Dissenters' Rights. At the direction of the BENEFICIARY, the TRUSTEE shall exercise any and all dissenter's rights to which the TRUSTEE is entitled either as the holder of the SUBSCRIPTION AGREEMENT or as the holder of Wendy's Shares.

                  4.11. Exercise of Other Shareholder's Rights. At the direction of the BENEFICIARY, the TRUSTEE shall exercise any and all other shareholder's rights to which the TRUSTEE is entitled either as the holder of the SUBSCRIPTION AGREEMENT or as the holder of Wendy's Shares.

                  4.12. TRUSTEE'S Right to Rely. The TRUSTEE shall be protected in acting and relying reasonably upon any written notice, direction, instruction, order, certificate, confirmation, request, waiver, consent, receipt, statutory declaration or other paper or document (collectively referred to as "Documents") furnished to the TRUSTEE by the BENEFICIARY in connection with this AGREEMENT, not only as to the Document's due execution and the validity and effectiveness of the Document's provisions, but also as to the truth and accuracy of any information therein contained, which Document the TRUSTEE in good faith believes to be genuine.

                                  ARTICLE FIVE

                             Limitations on TRUSTEE

                  5.1. Notwithstanding any provisions of this AGREEMENT to the contrary, no power enumerated in this AGREEMENT or accorded to the TRUSTEE generally pursuant to law shall be construed so as to enable any person to purchase, exchange, or otherwise deal with or dispose of the principal or income of the TRUST ESTATE for less than an adequate or full consideration in money or money's worth; nor enable the TRUSTEE to lend the

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principal or income of the TRUST ESTATE, directly or indirectly, to any person who is not beneficially interested in the TRUST ESTATE without adequate interest and security; nor enable the SETTLOR to reacquire any part of the TRUST ESTATE by substituting other property of equivalent value; nor enable the TRUSTEE to make any payment that would discharge any legal obligation of the TRUSTEE personally.

                                   ARTICLE SIX

                      Administrative Powers of the TRUSTEE

                  SUBJECT, IN EACH CASE, TO ALL OF THE REQUIREMENTS AND LIMITATIONS CONTAINED IN ARTICLES THREE AND FOUR OF THIS AGREEMENT, AND ALSO SUBJECT, IN EACH CASE, TO ALL OF THE PROVISIONS OF THE SUBSCRIPTION AGREEMENT, THE SHARE EXCHANGE AGREEMENT, THE GUARANTY AGREEMENT, AND THE ESCROW AGREEMENT, the TRUSTEE shall have and may exercise from time to time and at any time the following rights, powers and authority:

                  6.1. The Trustee shall have and may exercise all rights, powers and authority incident to the office or required in the administration of this AGREEMENT and those impliedly conferred upon or vested in the TRUSTEE, together with all rights, powers and authority specified in this Article Six, which are set forth by way of example and not by way of limitation. However, it is the intent of the SETTLOR that no TRUSTEE shall possess, or have the ability to participate in the exercise of, any power, discretion or authority which would cause the TRUSTEE, in the TRUSTEE'S individual capacity, to be treated as the owner of the TRUST ESTATE or any part thereof for tax purposes, and no TRUSTEE shall possess or have the ability to participate in the exercise of, any such power, discretion or authority.

                  6.2. The TRUSTEE may enforce, abandon, defend against, compromise or have adjudicated by legal proceedings or arbitration any claim or demand whatsoever arising from or out of or which may exist in favor of or against the TRUST ESTATE.

                  6.3. The TRUSTEE may invest any money in the TRUST ESTATE in stocks, bonds, investment trusts, common trust funds and any other securities or property, real or personal, secured or unsecured, whether the obligations of individuals, trusts, associations, governments, corporations, or otherwise, either within or outside of the State of Ohio, without being limited as to the character of investment under any present or future statute or rule of law regarding trust funds or investments by fiduciaries or otherwise.

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                  6.4. The TRUSTEE may obtain all appropriate tax-identification numbers from the U.S. Internal Revenue Service; and the TRUSTEE may prepare and file all appropriate fiduciary tax returns.

                  6.5. The TRUSTEE may employ and follow the advice of counsel (including investment counsel) and agents and may determine and pay such counsel and agents reasonable compensation.

                  6.6. The TRUSTEE may, without personal liability, borrow money and add such money to the TRUST ESTATE for any purpose in the administration of this AGREEMENT; may mortgage, pledge or otherwise encumber all or any part of the TRUST ESTATE to secure any such loans; and may continue or renew any such loans.

                  6.7. The TRUSTEE may cause all or any part of the TRUST ESTATE to be issued, held, recorded or registered in the TRUSTEE'S name without disclosing the fiduciary relationship, in the TRUSTEE'S name as TRUSTEE, in the name of the TRUSTEE'S nominee, or in such other form that title will pass by delivery; and the TRUSTEE may enter into the SUBSCRIPTION AGREEMENT, the SHARE EXCHANGE AGREEMENT, the GUARANTY AGREEMENT, the ESCROW AGREEMENT, and any other agreements in the name of this trust itself rather than in the name of the TRUSTEE.

                  6.8. The TRUSTEE may, but shall not be required to, obtain the authority or approval of any court for any act which the TRUSTEE may desire to perform in the receipt, retention, disbursement, investment, reinvestment, administration or management of the TRUST ESTATE.

                  6.9. The TRUSTEE may pay, out of the TRUST ESTATE, all costs (including reasonable compensation to the TRUSTEE) incurred in connection with the administration of the TRUST ESTATE unless the same are paid, or caused to be paid, by Ronald V. Joyce or any other person.

                  6.10. The TRUSTEE may include in any contract terms which expressly limit liability under such contract to the TRUST ESTATE, and which expressly exempt from liability under such contract the assets of the TRUSTEE.

                  6.11. The TRUSTEE may at any time resign as the TRUSTEE upon 30 days' written notice to the BENEFICIARY.

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                                  ARTICLE SEVEN

                            Successors to the TRUSTEE

                  7.1. If The Huntington Trust Company, N.A. shall resign, a successor TRUSTEE (which must be an Ohio trust company or an Ohio corporation authorized by Ohio law to administer this AGREEMENT) may be appointed by the resigning TRUSTEE, or, if the resigning TRUSTEE declines to make such an appointment, by the senior member of the Columbus law firm of Vorys, Sater, Seymour and Pease, or its successors.

                  7.2. Subject to the condition that any successor TRUSTEE must be an Ohio trust company or an Ohio corporation authorized by Ohio law to administer this AGREEMENT, if the TRUSTEE shall at any time change its name or combine (by merger, consolidation or otherwise) with one or more other corporations having one or more different names, or if its assets or business shall at any time be purchased or otherwise acquired by a trust company or corporation authorized by law to administer this AGREEMENT, the successor corporation shall continue, shall be considered as the TRUSTEE, and shall be legally bound by all of the provisions of this AGREEMENT and by all of the actions of the predecessor TRUSTEE.

                                  ARTICLE EIGHT

                            Miscellaneous Provisions

                  8.1. Transactions with the TRUSTEE. Anyone dealing with the TRUSTEE shall be under no obligation to see to the application of any proceeds of such transaction, and the execution of any instrument by the TRUSTEE shall be conclusive evidence to those dealing with the TRUSTEE of the TRUSTEE'S authority to engage in such act.

                  8.2. Rule Against Perpetuities. Anything contained in this AGREEMENT or elsewhere to the contrary notwithstanding, the TRUST ESTATE and this AGREEMENT shall terminate 21 years after the death of Ronald V. Joyce, and the TRUSTEE shall thereupon distribute the TRUST ESTATE to the persons for whose benefit the TRUST ESTATE is then administered by the TRUSTEE.

                  8.3. Additional Transfers to the TRUSTEE. Except as provided below, the SETTLOR or any other person shall have the right and power to give, assign, transfer, convey, appoint or deliver additional real or personal property to the TRUSTEE, or by Will to devise, bequeath or appoint additional real or personal property to the TRUSTEE to be held, managed, invested

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and distributed as a part of the TRUST ESTATE subject to all the terms and conditions of this AGREEMENT. The TRUSTEE shall have the power to disclaim the succession to any property or any right, power, privilege or immunity with respect to any property other than the SUBSCRIBED SHARES, if the TRUSTEE, in the sole discretion of the TRUSTEE, determines that such property or interest in property may cause the TRUSTEE to incur liability under the Comprehensive Environmental Response, Compensation and Liability Act, as amended from time to time, or under any similar federal state or local law or regulation.

                  8.4. Governing Law. This AGREEMENT shall be governed by and construed in accordance with the laws of the State of Ohio.

                  Executed at Columbus, Ohio, as of the date first above written.

                                       SETTLOR:
                                       /s/ Dana Klein
                                       ------------------------------
                                       Dana Klein

                                       TRUSTEE:
                                       The Huntington Trust Company, N.A.

                                       By /s/ Candada J. Moore
                                         ----------------------------
                                         Title: Vice President

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